Exhibit 10.18

CONSULTING AND SERVICES AGREEMENT

THIS CONSULTING AND SERVICES AGREEMENT (the “Agreement”), made and entered into as of May 16, 2025 (hereinafter referred to as the “Agreement Date”), by and between KULR Technologies, Inc., a Delaware corporation (“Client”), and Bitmine Immersion Technologies, Inc., a Delaware corporation (“Consultant”).

WHEREAS, Client and Consultant are entering into this Agreement to memorialize various services (collectively, the “Services”) that the Consultant will provide to the Client that are related to the mining and treasury management industries, including services (for example) related to and that are not otherwise enumerated under a Machine Lease Agreement (the “Lease”) relating to Consultant’s lease of 3,000 ASIC miners to the Client that the Consultant and the Client have or are expected to enter into on or around the Agreement Date;

NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

1.                Mining Consulting Services. The Consultant shall perform the following services relating to the Lease and other bitcoin mining activities of the Client:

a)	Performing, or causing to be performed, all commercially reasonable and necessary services required for the 3,000 leased miners to operate consistent with the performance guidelines or guarantee in the Lease,

b)	Managing the relationship with hosting providers of the leased equipment (Soluna and BitMine), as well as other hosting providers of Client’s other bitcoin mining equipment;

c)	Managing mining pool providers of the leased equipment (Luxor and BitMine), as well as other pool providers of Client’s other bitcoin mining equipment,

d)	Coordinating on-site and off-site miner repairs as necessary,

e)	Dashboard monitoring of miners (miner and network error troubleshooting),

f)	Market analysis, including monitoring miner market pricing, advising on miner purchases/sales, etc.,

g)	Shipping logistics importing purchased miners/exporting sold miners,

2.                Additional Treasury Management Services. The Consultant shall perform the following services relating to the bitcoin treasury activities of the Client:

a)	Security & Custody Solutions,

b)	Regulatory & Compliance Expertise based on Consultant’s experience, including GAAP revenue guidance and disclosure obligations,

c)	Risk Management & Hedging Strategies,

d)	Techniques and strategies to maximize bitcoin exposure as a public company,

e)	Customized treasury solutions, and

f)	Proactive volatility management.

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3.                Compensation for Services. For the services described in Paragraphs 1 and 2 herein, Client shall pay the Consultant six consulting fee payments - the first being four hundred thousand Dollars ($4000,000) on or before Friday May 16th, 2025, and the next five (5) being eighty thousand dollars ($80,000) each due on the 15th of the month, for five consecutive months, beginning July 15th , 2025.

4.                Devotion of Time by Consultant. It is anticipated the Consultant will spend sufficient working time to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. The Consultant shall not be entitled to any additional compensation except to the extent the Client agrees to pay additional compensation in advance on a case-by-case basis. The Consultant shall be entitled to perform all services remotely from its normal business location, and shall not be required to travel to any location unless the Client agrees to pay reasonable additional compensation and travel expenses.

5.                Independent Consultant. It is understood and agreed that Consultant is retained only for the purposes and to the extent set forth in this Agreement, that the relationship of the Consultant and any employees of Consultant to Client during the term of this Agreement shall be that of an independent Consultant, and that the Consultant or employees shall have no authority to contract for or bind Client except to the extent specifically provided herein. Except to the extent agreed otherwise by Client in writing, the Consultant shall be solely responsible for all costs incurred by the Consultant to perform its services hereunder, including any costs of employees or independent Consultants hired by the Consultant, and any sales, entertainment, travel or office expenses of the Consultant.

6.                Term. This Agreement shall be for a fixed term of May 16, 2025 to May 15, 2026. Neither party may terminate this Agreement without cause without the consent of the other party. The date on which this Agreement terminates, either for cause or without cause as specified below shall be the “Termination Date.”

7.                Termination With Cause. Either party may terminate this Agreement (i) in the event of a default which involves the nonpayment of any amount due hereunder by the due date thereof, if such amount remains unpaid five (5) days following written notice of nonpayment to the nonpaying party; (ii) a failure by Consultant to provide the Services, provided that the Client has sent Consultant a written notice specifying in detail the Services that are not being provided and Consultant has failed or refused to cure the deficiency, or provided reasonable assurances that the deficiency will be cured promptly, within thirty (30) days of the date of such written notice; or (iii) immediately if the other party makes any assignment of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or it is adjudged in any legal proceeding to be in either voluntary or involuntary bankruptcy.

8.                Effect of Termination. In the event this Agreement is terminated without cause or for cause by either the Consultant or the client, the Consultant shall have no obligation to the Client hereunder. In the event this Agreement is terminated by the Consultant without cause or by the Client for cause, the Client shall be entitled to a prorated reimbursement of the remaining fees left on the 365-day agreement, except that in no event shall the prorated reimbursement exceed fifty percent (50%) of the consultant fees actually paid hereunder. If either party terminates for any other reason, then Consultant shall not be obligated to refund any portion of the fees paid to the client.

9.                Assignment. This Agreement may not be assigned by either party without the written consent of the other party; provided, however, Client may assign this Agreement to party acquiring substantially all of its assets; and further provided, however, Consultant may assign this Agreement to a subsidiary corporation created and wholly-owned by Consultant for the purpose of carrying out Consultant’s obligations hereunder.

10.             No Conflicting Obligations. Consultant represents and warrants that his engagement as an independent consultant hereunder will not constitute a breach of any non-competition agreement, non- solicitation, non-disclosure agreement, consulting agreement, employment agreement, shareholder agreement, or any other contract, agreement or obligation of the Consultant to any other party of any nature whatsoever, oral or written. Consultant hereby agrees to indemnify and hold the Client harmless, against any claim or liability arising out of a breach of such representation and warranty, including any attorney’s fees incurred by the Client in connection with such a breach.

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11.             Limitation of Liability. Except as otherwise expressly provided in this Agreement, Consultant disclaims all warranties, express or implied, statutory or otherwise, including, without limitation, any implied warranties of merchantability or fitness for a particular purpose. Client agrees that Consultant shall not be liable to the Client for any mistakes, errors, omissions, malpractice, negligence, gross negligence or recklessness, as well as for any consequential, incidental, special or indirect damages (including, but not limited to, loss of profits, revenues, goodwill, restitution or disgorgement claims, fines, penalties, customer claims or other intangible items) arising from or related to the performance of Consultant under this Agreement, even if Consultant has been advised of the possibility of such damages or losses. Consultant is not responsible for damages resulting from improper or incomplete use of Consultant’s products and services. With respect to any other damages, Consultant’s cumulative liability to Client for all claims relating to the Services and/or this Agreement shall in no event exceed the greater of the sum of all fees paid to Consultant (less any fees refunded to Client pursuant to the provisions hereof). Notwithstanding anything herein to the contrary, any damages suffered by Client relating to non-performance or downtime of the ASIC miners under the Lease shall be limited to the amount payable under the “down-time guarantee” set forth in the Lease.

12.             Non-Solicitation. Each party agrees that during the Term of this Agreement and for a period of one (1) year following the termination of this Agreement, such party shall not solicit, retain, hire, offer to hire, refer, entice anyway or in any manner persuade or attempt to persuade any officer, director, employee or independent contractor (collectively, an “Employee”) of the other party to discontinue his or her relationship with the other party; provided that the foregoing limitation shall not apply if the other party obtains written consent by an undersigned officer of the other party. Each party agrees that a party that violates this paragraph shall be obligated to pay the non-breaching party liquidated damages in an amount equal to the annual compensation paid or payable by the breaching party to the Employee of the non-breaching party that is the subject of the breach. Each Party acknowledges and agrees, after taking into account the terms of this Agreement and all relevant circumstances at the date hereof, that the liquidated damages payable under the foregoing sentence represents a reasonable and genuine pre-estimate of the damages which would be suffered by a party in the event of a breach of this paragraph and does not constitute a penalty. The parties shall also have the right to request that affiliates of and key vendors to the other party agree to the same restrictions that are imposed on the party by this paragraph as a condition to continuing performance under this Agreement.

13.             Governing Law; Jurisdiction; Right to Attorney’s Fees. This Agreement shall be governed by the laws of the State of Nevada. The parties agree that jurisdiction and venue of any action to interpret or enforce this Agreement shall be in the courts of Clark County, Nevada, or the federal district court with venue over disputes in said county. Either party shall be entitled to recover its attorney’s fees and costs from the other party in the event it utilizes the services of an attorney to enforce any provision of this Agreement or to collect any amounts due hereunder, and it is the prevailing party.

14.             Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.             Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, either by the parties hereto and their successors, or their duly authorized attorneys in fact, with the same effect as if all parties had signed the same document. All counterparts shall be construed as and shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier or by email with a PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

16.             Force Majeure. Neither party shall be liable for any delay or failure to perform per the terms of this Agreement caused by Acts of God or other causes beyond the parties’ control and without fault or negligence. In such event, either party may suspend this Agreement in whole or in part for the duration of the delaying cause. Both parties shall resume performance under this Agreement immediately after the delaying cause ceases and the initial term of this Agreement shall be extended for a period of time equivalent to the length of time the excused delay occurred.

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17.             Entire Agreement; No Waivers; Modifications. This Agreement supersedes all prior discussions and agreements between the Client and Consultant concerning the transactions contemplated herein, and all other matters contained herein, and constitutes the sole and entire agreement between the Client and Consultant with respect hereto. No failure or delay on the part of any party in exercising any right, power, privilege or remedy arising hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy. No modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

18.             Binding Arbitration. If a dispute or disagreement arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement exists between the parties (a “Dispute”), then either party may submit the reasons for its position, in writing, to the other party and such other party shall submit the reasons for its position, in writing, to the first party and to then enter into good faith negotiations to attempt to resolve the Dispute. If the Dispute cannot be settled by good faith negotiation between the parties within thirty (30) days after the last written submission is due, then either may require that the Dispute shall be submitted to and settled by arbitration by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except to the extent modified herein. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The arbitrators shall not be empowered to award punitive or exemplary damages. The parties shall, within thirty (30) days of receipt of notice that the dispute has been submitted to arbitration, appoint one arbitrator if the amount in controversy is $100,000 or less and three arbitrators if the amount in controversy is greater than $100,000. If the arbitrators cannot be selected by unanimous agreement of the parties, said arbitrators shall be appointed by the American Arbitration Association. Unless otherwise determined by the arbitrators, the parties shall bear their respective costs incurred in connection with the procedures described in this paragraph. The filing fee and pre-hearing fees and expenses of the arbitrator(s) shall be borne by the party initiating the arbitration proceeding. Final responsibility for the filing fee and all fees and expenses of the arbitrator(s) shall be assessed against the losing party in the arbitration, or if there is no clear losing party, in such manner that the arbitrator(s) determine is just and equitable under the circumstances. The arbitrators shall be required to make a decision within sixty (60) days of the appointment of the arbitrators. Any such arbitration proceeding shall take place in Clark County, Nevada. This provision shall not apply to any action for injunctive or other equitable relief that either party may bring against the other. Any such action must be brought in accordance with paragraph 13 of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Agreement Date.

Client: KULR Technologies, Inc.		Consultant: Bitmine Immersion Technologies, Inc.

	/s/ Michael Mo		/s/ Jonathan Bates

By:	Michael Mo	By:	Jonathan Bates

Its:	CEO	Its:	CEO- BitMine Immersion Technologies, Inc.

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